EXHIBIT 32.1

Chief Executive Officer Certification
Pursuant to 18 U.S.C. Section 1350

In connection with the quarterly report of Southern Michigan Bancorp, Inc. (the "Company") on Form 10-Q (the "Form 10-Q") for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, John H. Castle, the Chief Executive Officer of the Company, certify that, to the best of my knowledge:

1.	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2004
/s/ John H. Castle
John H. Castle, Chief Executive Officer

This certification shall not be deemed "filed" by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing except to the extent the registrant specifically and expressly incorporates it by reference.

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to Southern Michigan Bancorp, Inc. and will be retained by Southern Michigan Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.